EXHIBIT d


                    FIRST AMERICAN INSURANCE PORTFOLIOS, INC.

                          INVESTMENT ADVISORY AGREEMENT

         This Agreement, made as of this 8th day of December 1999, by and between First American Insurance Portfolios, Inc., a Minnesota corporation (the "Fund"), on behalf of each portfolio represented by a series of shares of common stock of the Fund that adopts this Agreement (the "Portfolios") (the Portfolios, together with the date each Portfolio adopts this Agreement, are set forth in Exhibit A hereto, which shall be updated from time to time to reflect additions, deletions or other changes thereto), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (the "Adviser").

1. The Fund on behalf of the Portfolios hereby retains the Adviser, and the Adviser hereby agrees to act, as investment adviser for, and to manage the investment of the assets of, the Portfolios as set forth herein and as further requested by the Board of Directors of the Fund. In acting hereunder the Adviser shall be an independent contractor and, unless otherwise expressly provided or authorized hereunder or by the Board of Directors of the Fund, shall have no authority to act for or represent the Fund or any Portfolio in any way or otherwise be an agent of the Fund or any Portfolio.

2. The Adviser, at its own expense, shall provide the Fund with all necessary office space, personnel and facilities necessary and incident to the performance of the Adviser's services hereunder. The Adviser shall pay or be responsible for the payment of all compensation to personnel of the fund and the officers and directors of the Fund who are affiliated with the Adviser or any entity which controls, is controlled by or is under common control with the Adviser.

3. The Adviser shall be responsible only for those expenses expressly stated in paragraph 2 to be the responsibility of the Adviser and shall not be responsible for any other expenses of the Fund or any Portfolio including, as illustrative and without limitation, fees and charges of any custodian (including charges as custodian and for keeping books and records and similar services to the Fund and the Portfolios); fees and expenses of directors, other than directors described in paragraph 2; fees and expenses of independent auditors, legal counsel, transfer agents, dividend disbursing agents, and registrars; costs of and incident to issuance, redemption and transfer of its shares, and distributions to shareholders (including dividend payments and reinvestment of dividends); brokers' commissions; interest charges; taxes and corporate fees payable to any government or governmental body or agency (including those incurred on account of the registration or qualification of securities issued by the Fund); dues and other expenses incident to the Fund's membership in the Investment Company Institute and other like associations; costs of stock certificates, shareholder meetings, corporate reports, and reports and notices to shareholders; and costs of printing, stationery and bookkeeping forms. The Adviser shall be reimbursed by the Fund or the applicable Portfolios on or before the fifteenth



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day of each calendar month for all expenses paid or incurred during the preceding calendar month by the Adviser for or on behalf of, or at the request or direction of, the Fund or the applicable Portfolios which are not the responsibility of the Adviser hereunder.

4. The Adviser may utilize the Fund's distributor or an affiliate of the Adviser as a broker, including as a principal broker, provided that the brokerage transactions and procedures are in accordance with Rule 17e-1 under the Investment Company Act of 1940, as amended (the "Act"), and the then effective Registration Statement of the Fund under the Securities Act of 1933, as amended. All allocation of portfolio transactions shall be subject to such policies and supervision as the Fund's Board of Directors or any committee thereof deem appropriate and any brokerage policy set forth in the then current Registration Statement of the Fund.

5. The Adviser shall see that there are rendered to the Board of Directors of the Fund such periodic and special reports as the Board of Directors may reasonably request, including any reports in respect to placement of security transactions for the Portfolios.

6. If, in any fiscal year of a Portfolio, the sum of such Portfolio's expenses (including deferred organizational expenses and investment advisory fees, but excluding taxes, interest, brokerage fees, payments made to the distributor which are deemed to be made pursuant to Rule 12b-1 under the Act and, where permitted, extraordinary expenses) exceeds the expense limitations applicable to such Portfolio imposed by state securities administrators, as such limitations may be lowered or raised from time to time, the Adviser shall reimburse such Portfolio in the amount of such excess; provided, however, that such payment or refund shall be made only out of the advisory fees paid by the Portfolio to the Adviser during the fiscal year the payment or refund becomes due and shall not exceed such advisory fees unless payment of such excess is required by any applicable state securities administrator and the Adviser agrees to be bound by any such requirement.

7. For the services provided and the expenses assumed by the Adviser pursuant to this Agreement, each Portfolio will pay to the Adviser as full compensation therefor a fee based on the fee schedule set forth in Exhibit A hereto. This fee will be computed based on net assets at the beginning of each day and will be paid to the Advisor monthly on or before the fifteenth day of the month next succeeding the month for which the fee is paid. The fee shall be prorated for any fraction of a fiscal year at the commencement and termination of this Agreement. Anything to the contrary notwithstanding, the Adviser may at any time and from time to time waive any part or all of any fee payable to it pursuant to this Agreement.

8. Services of the Adviser herein provided are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder shall not be impaired thereby.

         The Adviser agrees to indemnify the Fund and each Portfolio with respect to any loss, liability, judgment, cost or penalty which the Fund or any Portfolio may directly or indirectly suffer or incur in any way arising out of or in connection with any breach of this Agreement by the Adviser.



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         The Adviser shall be liable to the Fund and its shareholders or former shareholders for any negligence or willful misconduct on the part of the Adviser or any of its directors, officers, employees, representatives or agents in connection with the responsibilities assumed by it hereunder, provided, however, that the Adviser shall not be liable for any investments made by the Adviser in accordance with the explicit or implicit direction of the Board of Directors of the Fund or the investment objectives and policies of the Fund as set forth in the then current Registration Statement of the Fund, and provided further that any liability of the Adviser resulting from a breach of fiduciary duty with respect to the receipt of compensation for services shall be limited to the period and amount set forth in Section 36(b)(3) of the Act.

         9. It is understood that the officers, directors, agents and shareholders of the Fund are or may be interested in the Adviser or the distributor of the Fund as officers, directors, agents or shareholders and that the officers, directors, shareholders and agents of the Adviser may be interested in the Fund otherwise than as shareholders.

         10. The effective date of this Agreement with respect to each Portfolio shall be the date set forth on Exhibit A hereto, which date shall not precede the date that this Agreement is approved by the vote of the holders of at least a majority of the outstanding shares of such Portfolio and the vote of the Board of Directors of the Fund, including the vote of a majority of the directors who are not parties to this Agreement or "interested persons" (as defined in the Act) of the Adviser or of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

         Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect with respect to each Portfolio for a period of more than two years from the date of its execution but only as long as such continuance is specifically approved at least annually by (a) the Board of Directors of the Fund or by the vote of a majority of the outstanding shares of the applicable Portfolio and (b) the vote of a majority of the directors, who are not parties to this Agreement or "interested persons" (as defined in the Act) of the Adviser or of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

         11. This Agreement may be terminated with respect to any Portfolio at any time, without the payment of any penalty, by the Board of Directors of the Fund or by the vote of a majority of the outstanding shares of such Portfolio, or by the Adviser, upon 60 days' written notice to the other party.

                  This Agreement shall automatically terminate in the event of its "assignment" (as defined in the Act), provided, however, that such automatic termination shall be prevented in a particular case by an order of exemption from the Securities and Exchange Commission or a no-action letter of the staff of the Commission to the effect that such assignment does not require termination as a statutory or regulatory matter.

         12. This Agreement may be modified by mutual consent, such consent as to any Portfolio only to be authorized by a majority of the directors who are not parties to this Agreement or "interested persons" (as defined in the Act) of the Adviser or of the Fund and the vote of a majority of the outstanding shares of such Portfolio.



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         13. Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding shares of a Portfolio shall mean the lessor of (a) the vote of 67% or more of the shares of such Portfolio represented at a meeting where more than 50% of the outstanding shares are present in person or by proxy, or (b) the vote of more than 50% of the outstanding shares of such Portfolio.

         14. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

         15. Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

         16. The internal law, and not the law of conflicts, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

         17. This Agreement, including its exhibits, constitutes the entire agreement between the parties concerning its subject matter and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.

                  IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the day an year first above written.

                                    FIRST AMERICAN INSURANCE PORTFOLIOS, INC.


                                    By ___________________________

                                    Its __________________________


                                    U.S. BANK NATIONAL ASSOCIATION


                                    By ___________________________

                                    Its __________________________








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                    FIRST AMERICAN INSURANCE PORTFOLIOS, INC.

                                    EXHIBIT A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT


         EFFECTIVE DATES:
         ----------------

         PORTFOLIO                                  EFFECTIVE DATE
         ---------                                  --------------

         Growth Equity                               April 1, 2000
         Value Equity                                April 1, 2000
         Technology                                  April 1, 2000
         Bond                                        April 1, 2000

         ADVISORY FEES:
         --------------

         PORTFOLIO                      ANNUAL ADVISORY FEE AS A PERCENTAGE OF
         ---------                             AVERAGE DAILY NET ASSETS
                                               ------------------------

         Growth Equity                                   0.70%
         Value Equity                                    0.70%
         Technology                                      0.70%
         Bond                                            0.70%